UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2014
Illumina, Inc.
(Exact name of registrant as specified in its charter)

001-35406
(Commission File Number)

Delaware	33-0804655
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5200 Illumina Way, San Diego, CA 92122
(Address of principal executive offices) (Zip code)

(858) 202-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 30, 2014, Illumina, Inc. (the "Company") entered into a lease agreement (the "Lease") with an affiliate of BioMed Realty Trust, Inc.  Under the terms of the Lease, the Company will lease certain office buildings to be constructed at 200-800 Lincoln Centre Drive, Foster City, California, consisting of approximately 360,000 rentable square feet.  In addition, the Company has the right to further expand the premises and lease an additional office building that may be built at this facility (the "Expansion Building").
The Lease is for a period of 16 years (the "Initial Term") with a target commencement date of July 1, 2017.  The Company has three five-year options to extend the Lease.  The aggregate rent during the Initial Term of the Lease is expected to be approximately $204 million, but not including the Expansion Building.  In addition to rent, the Lease requires the Company to pay certain taxes, insurance, and operating costs relating to the leased buildings.
The foregoing description of the Lease is qualified in its entirety by reference to the full text thereof, a copy of which will be filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ending December 28, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.
Date:	January 5, 2015	By:	/s/ CHARLES E. DADSWELL
Charles E. Dadswell
Senior Vice President and General Counsel